Exhibit 10.7
Amendment to Existing Warrants
This Amendment to Warrant and the Warrant amended hereby have not been registered under the Securities Act of 1933 (the “Act”), and are “restricted securities” as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.
***SMART MOVE, INC.***
CERTIFICATE OF AMENDMENT OF WARRANT ISSUED ON SEPTEMBER 2, 2007 TO PURCHASE 100,000 SHARES
OF COMMON STOCK OF SMART MOVE, INC. AT AN EXERCISE PRICE OF $3.25, EXPIRING AT 5:00 P.M. ON
SEPTEMBER 2, 2010
THIS CERTIFICATE OF AMENDMENT OF WARRANT is dated January 22, 2008 and certifies that the Warrant previously issued to Thomas P. Grainger dated September 2, 2007 and expiring at 5:00 P.M. on September 2, 2010 (“Existing Warrant”), has been amended pursuant to an Amended and Restated Note and Warrant Purchase Agreement of even date herewith signed by the Smart Move, Inc. (the “Company”) and the Holder of the Warrant to which this amendment pertains, Thomas P. Grainger.
For value exchanged, the Company and the Holder have agreed that the Exercise Price of $3.25 currently applicable under the Existing Warrant shall be, and hereby is, revised to be $1.25 per Share.
The only change the parties wish to make to the Existing Warrant is to specify a revised Exercise Price as above provided. The parties intend all other terms of the Existing Warrant to remain the same.
IN WITNESS WHEREOF, this Certificate of Amendment of Warrant has been duly executed as of the day and year first above written.

SMART MOVE, INC.
/s/Chris Sapyta
President